PROSPECTUS SUPPLEMENT
(To Prospectus dated May 10, 2004)

Filed pursuant to Rule 424(b)(5) under the Securities Act of 1933

Registration Number 333-114476

WAVE SYSTEMS CORP.

4,000,000 SHARES
CLASS A COMMON STOCK

Wave Systems Corp. is offering certain purchasers (the “Purchasers”) 4,000,000 shares of its Class A common stock pursuant to this prospectus supplement and the accompanying prospectus.  The Class A common stock will be purchased at the negotiated price of $0.90 per share.

Our Class A common stock is traded on the Nasdaq National Market under the ticker symbol “WAVX.”  The last reported sales price of our Class A common stock on August 3, 2005, was $1.18 per share.

In connection with this offering, we will pay fees to JPC Capital Partners, Inc. (formerly Corpfin, Inc.) (the “placement agents”).  See “Plan of Distribution” beginning on page S-5 of this prospectus supplement for more information regarding these arrangements.

	Per Common Share	Total Offering

Offering Price	$.90	$3,600,000

Placement Agent Fees	$.036	$144,000

Proceeds before expenses to us	$.864	$3,456,000

We estimate the total expenses of this offering, excluding the placement agents’ fees, will be approximately $65,000.  The first delivery of the shares of Class A common stock being offered under this prospectus supplement was made to the Purchasers on August 8, 2005.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE S-1.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus supplement is August 8, 2005.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
RISK FACTORS
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
MARKET PRICE AND DIVIDENDS ON OUR STOCK
THE OFFERING
USE OF PROCEEDS
PLAN OF DISTRIBUTION
LEGAL MATTERS

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ABOUT THIS PROSPECTUS

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to “the company,” “we,” “us,” “our,” or similar references mean Wave Systems Corp.

The first part, which is this prospectus supplement, describes the specific terms of this offering and other matters relating to us and our Class A common stock. The second part, which is the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the Class A common stock offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy common stock, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and any accompanying prospectus is delivered or Class A common stock is sold on a later date.

Information that we file with the SEC subsequent to the date on the cover will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed in the accompanying prospectus and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we issue all of the common stock offered pursuant to this prospectus supplement and the accompanying prospectus.

RISK FACTORS

AN INVESTMENT IN OUR CLASS A COMMON STOCK INVOLVES VARIOUS RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGES 2 TO 9 OF THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT, TOGETHER WITH THE OTHER INFORMATION CONTAINED AND INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE PURCHASING OUR CLASS A COMMON STOCK. IF ANY OF THE RISKS DISCUSSED IN THE ACCOMPANYING PROSPECTUS ACTUALLY OCCUR, OUR BUSINESS, OPERATING RESULTS, PROSPECTS OR FINANCIAL CONDITION COULD BE HARMED. THIS COULD CAUSE THE MARKET PRICE OF OUR CLASS A COMMON STOCK TO DECLINE AND COULD CAUSE YOU TO LOSE ALL OR PART OF YOUR INVESTMENT.

This prospectus supplement hereby amends the following corresponding risk factors in the prospectus to read in their entirety as follows:

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations, nor have we generated any significant operating revenue, as our products have not yet attained commercial acceptance. This is due primarily to the early stage nature of the digital security industry in which we operate. As of March 31, 2005, we had a deficit accumulated during the development stage of approximately $271.7 million and working capital of approximately $2.8 million. Given the lack of significant sales of our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

To achieve profitability we must, among other things:

•                  Convince chip, personal computer motherboard, personal computer and computer peripheral manufacturers to license and distribute our products and services and/or make them available to their customers through their sales channels;

•                  Convince computer end users and enterprise computer users to purchase our upgrade software and server products for trusted computing:

•                  Convince consumers to choose to order, purchase and accept products using our products and services;

•                  Continue to maintain the necessary resources, especially talented software programmers;

•                  Develop relationships with personal computer manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

•                  Generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

We may not be able to fund our operations and continue as a going concern.

Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. This will likely result in significant losses for the foreseeable future. Considering our current cash balance and Wave’s projected operating cash requirements, we anticipate that our existing capital resources, including the proceeds from the sale of 4,000,000 shares of common stock from this offering will be adequate to satisfy our cash flow requirements through November 2005. In order to fund our business through the fourth quarter of 2005 and beyond, it will be necessary for us to generate substantial revenue, complete one or more commercial or strategic transactions or raise additional capital. Wave is uncertain as to the availability of financing from other sources to fund any cash deficiencies. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable.

We may be unable to raise the $12.1 million of additional cash flow, which is necessary to continue as a going concern for the next twelve months.

Based upon our current expense forecast, we estimate that our current available capital, including the proceeds from the sale of 4,000,000 shares of common stock from this offering, is sufficient to fund Wave through November 2005. In addition to our efforts to begin to generate revenue sufficient to fund our operations, or complete one or more commercial or strategic transactions, Wave is evaluating additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. Furthermore, in May of 2003, we significantly reduced our cash burn rate, and although we have since had to increase expenditures to meet specific market demand, we may have to further reduce our cash burn rate if we are unable to generate sufficient cash flow to fund our current and forecasted operations. If we are unable to generate sufficient cash flow from revenue and other sources, we will likely pursue additional capital through equity or debt financings. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted, or the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing we may be required to pay interest costs. If we are not successful generating sufficient cash flow or obtaining additional funding, we will be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures and continue as a going concern.

***

A formal investigation by the Securities and Exchange Commission could affect our operations.

The SEC has commenced a formal investigation into certain matters relating to Wave. The SEC investigative order relates to certain public statements made by Wave during and around August 2003, as well as certain trading in Wave’s securities during such time. The SEC has not concluded that there has been any wrongdoing and Wave is cooperating fully with the SEC on this matter. An adverse resolution of the investigation may have a negative effect on our financial condition and operating results.

Class action lawsuits could affect our operations.

A consolidated amended class action complaint is pending in the United States District Court for the District of Massachusetts, naming Wave, its Chief Executive Officer and its Chief Financial Officer as defendants.  Brumbaugh et al. v. Wave Systems Corp. et al., Civ. No. 04-30022 (D. Mass.) (MAP).  The purported class action has been filed by alleged purchasers of Wave’s Class A Common Stock during the purported class period July 31, 2003 through February 2, 2004.  The complaint claims that Wave and the named individuals violated Section 10(b) of the Securities Exchange Act of 1934 (the “1934 Act”), Rule 10(b)-5 promulgated thereunder and Section 20(a) of the 1934 Act by publicly disseminating materially false and misleading statements, relating to Wave’s agreements with Intel and IBM.  The complaint does not specify the amount of alleged damages plaintiffs seek to recover.

Wave intends to defend the action vigorously.  Wave is unable to predict the outcome of this action.

A consolidated, purported derivative action is pending in the United States District Court for the District of Massachusetts.  Sachs v. Sprague et al. Civ. No. 04-30032 (D. Mass.) (MAP)  The complaint names all of Wave’s directors during the period July 2003 through February 2004 as defendants and alleges claims for breach of fiduciary duties and other claims based on allegations similar to the purported securities class action.  Wave is also named as a nominal defendant, although the actions are derivative in nature and purportedly asserted on behalf of Wave.

Wave intends to defend the action vigorously.  Wave is unable to predict the outcome of this action.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are statements that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” and other similar expressions or the negative of these terms. You should be aware that the matters described in our forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Statements regarding the following subjects are forward-looking by their nature:

•                                          our business strategies;

•                                          market trends and risks;

•                                          assumptions regarding economic conditions;

•                                          circumstances affecting anticipated revenues and costs; and

•                                          legislative, regulatory and competitive developments.

These forward-looking statements are subject to various risks and uncertainties, including those related to:

•                                          our ability to successfully develop products;

•                                          rapid technological change in our markets;

•                                          anticipated sources of future revenues;

•                                          changes in demand for our future products;

•                                          our ability to raise capital in the future; and

•                                          the adequacy of our capital resources to fund our operations.

Other risks, uncertainties and factors, including those discussed under “Risk Factors” in the prospectus accompanying this prospectus supplement or described in reports that we file from time to time with the Securities and Exchange Commission, such as our quarterly and annual reports, could cause our actual results to differ materially from those projected in any forward-looking statements we make.

We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MARKET PRICE AND DIVIDENDS ON OUR STOCK

Recent Market Prices

The high and low bid prices for our Class A common stock as reported by NASDAQ for the periods indicated are as follows. Such prices are inter-dealer prices without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

	High	Low

Year Ended December 31, 2003:
First Quarter	1.63	0.75
Second Quarter	1.29	0.76
Third Quarter	5.24	0.80
Fourth Quarter	3.16	1.28
Year Ended December 31, 2004:
First Quarter	2.34	1.03
Second Quarter	2.29	1.02
Third Quarter	1.37	0.71
Fourth Quarter	1.72	0.78

Year Ended December 31, 2005:
First Quarter	1.27	0.88
Second Quarter	0.99	0.58
Third Quarter (through August 3, 2005)	1.35	0.76

As of February 28, 2005, there were approximately 32,000 owners of record of our Class A common stock and approximately 16 owners of record of our Class B common stock.

Dividend Policy

We have never declared nor paid any cash dividends on our capital stock.  We currently anticipate that we will retain all future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

THE OFFERING

Class A common stock offered	4,000,000 shares

Class A common stock to be outstanding after this offering	87,120,182 shares

Use of Proceeds	We intend to use the net proceeds from the sale of the securities offered by this prospectus supplement and the related accompanying prospectus to provide working capital for our business.

Nasdaq National Market symbol	WAVX

The information above is based on 83,120,182 shares of Class A common stock and 175,725 shares of Class B common stock outstanding as of August 2, 2005, and excludes:

•                                          12,275,680 shares of Class A common stock reserved for issuance upon the exercise of employee and director options outstanding.

•                                          5,962,273 shares of Class A common stock reserved for issuance under existing option plans.

•                                          258,794 shares of Class A common stock reserved for issuance for purchase under employee stock purchase plan.

•                                          2,487,731 of Class A common stock reserved for issuance under employee stock purchase plan.

•                                          174,365 shares of Class A common stock reserved for the exercise of warrants issued to consultants.

•                                          65,790 shares of Class A common stock reserved for the exercise of warrants issued to the holders of Wave’s Series H Convertible Preferred Stock.

•                                          931,309 shares of Class A common stock reserved for the exercise of warrants issued in November 2003.

•                                          161,595 shares of Class A common stock reserved for the exercise of warrants issued to placement agents.

•                                          882,353 shares of Class A common stock reserved for the exercise of warrants issued on July 30, 2004.

To the extent that any of outstanding options are exercised, new options are issued under our stock incentive plans or we issue additional shares of common stock in the future, there will be further dilution to new investors.  On May 24, 2005, Wave’s Restated Certificate of Incorporation was amended to increase the authorized number of shares of Class A Common Stock from 120,000,000 to 150,000,000.

__________________________

Our address is 480 Pleasant Street, Lee, Massachusetts 01238, and our telephone number is (413) 243-1600.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $3,391,000, after deducting the estimated offering expenses. We will retain broad discretion over the use of the net proceeds from the sale of our Class A common stock offered hereby. We currently anticipate using the net proceeds from the sale of our Class A common stock hereby primarily for working capital.

We may also use a portion of the net proceeds to acquire or invest in businesses complementary to Wave’s business, products and technologies. Although we have no specific arrangements with respect to acquisitions, we evaluate acquisition opportunities and engage in related discussions from time to time.

PLAN OF DISTRIBUTION

We have entered into a securities purchase agreement dated as of August 5, 2005 with certain purchasers (the “Purchasers”) pursuant to which, subject to certain conditions, we have sold to the

Purchasers, and the Purchasers purchased from us, 4,000,000 shares of Class A common stock offered hereby at $.90 per share.

JPC Capital Partners, Inc. (formerly Corpfin, Inc.), referred to as the placement agent, has entered into a placement agency agreement with us in which they have agreed to act as placement agent in connection with the offering.  The placement agent is using its best efforts to introduce us to selected institutional investors who will purchase the shares.  The placement agent has no obligation to buy any of the shares from us.

The placement agency will be entitled to a fee of 4% of the gross subscription proceeds of this offering.  We may not sell the entire amount of our Class A common stock offered pursuant to this prospectus supplement.

We negotiated the price for the Class A common stock offered in this offering with the Purchasers.  The factors considered in determining the price included the recent market price of our Class A common stock, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act, and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.  These rules and regulations may limit the timing of purchases and sales of shares of Class A common stock by the placement agent.  Under these rules and regulations, the placement agent:

•                  may not engage in any stabilization activity in connection with our securities; and

•                  may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

The placement agency agreement with JPC Capital Partners, Inc. (formerly Corpfin, Inc.) was included as an exhibit to our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on August 2, 2004.

The transfer agent for our Class A common stock is American Stock Transfer Corporation.

LEGAL MATTERS

The validity of our securities offered in this prospectus supplement and accompanying prospectus has been passed upon for us by Bingham McCutchen LLP, New York, New York.

Filed pursuant to Rule 424(b)(1) under the Securities Act of 1933
Registration Number 333-114476

PROSPECTUS

$25,000,000

WAVE SYSTEMS CORP.
Class A Common Stock
Warrants

By this prospectus, we may offer, from time to time:

•                  shares of our Class A common stock;

•                  warrants to purchase shares of our Class A common stock; or

•                  a combination of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you decide to invest.

This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement.

Our Class A common stock is traded on the Nasdaq National Market under the symbol “WAVX.” On April 13, 2004, the last reported sale price of our Class A common stock was $2.14 per share.

We may sell these securities to or through underwriters, dealers or agents, or we may sell the securities directly to investors on our own behalf.

Investing in our Class A common stock involves a high degree of risk.
See “Risk Factors” beginning on page 2

Neither the Securities and Exchange Commission nor any state securities commission has approved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2004

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YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE OF THIS PROSPECTUS. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

OUR COMPANY

RISK FACTORS

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

USE OF PROCEEDS

DESCRIPTION OF CAPITAL STOCK

DESCRIPTION OF WARRANTS

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

WHERE YOU CAN FIND MORE INFORMATION

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this process, we may offer and sell Class A common stock, warrants to purchase our Class A common stock or a combination of both in one or more offerings for total proceeds of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. It is important for you to consider the information contained in this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

OUR COMPANY

Wave Systems Corp. develops, produces and markets hardware and software based digital security products for hardware-based trusted computing platforms, including trusted computing applications and services that are compliant with the specifications of the Trusted Computing Group (“TCG”). TCG is an industry standards body, comprised of computer and device manufacturers, software vendors and others whose purpose is to develop, define and promote open industry standard specifications for embedded hardware-enabled trusted computing and security technologies, across multiple platforms, peripherals and devices. A hardware based trusted computing platform is one that uses a semiconductor device, known as a Trusted Platform Module (a “TPM”). A TPM is a hardware chip that is separate from the platform’s main CPU(s) that enables secure storage of files and other digital secrets, and performs critical security functions such as generating and protecting “cryptographic keys,” which are secret codes used to decipher encrypted or coded data.

We began our operations on August 12, 1988, with the concept of developing a means to securely meter digital content and report usage data back to a centralized processing and clearing house that tracks the usage, charges the user and distributes royalties to the publishers of that content; a process known as digital rights management. Prior to the formation of the TCG, we expanded and modified our technology from a single purpose security chip to our patented, open and programmable digital security infrastructure known as the EMBASSY (EMBedded Application Security SYstem) Trust System, a complete end-to-end suite of products and services that supports hardware-based security and creates a trusted computing environment when implemented exclusively, or in conjunction with traditional security. More recently, Wave has begun developing a set of trusted applications known as the EMBASSY Trust Suite to work with various other chip manufacturers’ TCG compliant TPMs. An EMBASSY chip or TPM can be used to securely store the user’s personal information, such as usernames, passwords, personal identification numbers, credit card information and personal information, such as social security number, name and address and perform other security functions in a computer platform. In addition, we have added to our product offerings a broadband solution for the delivery of rich content such as video and computer games using an Internet multicasting model; and digital document signing and storage software that enable legally binding digital signatures to be embedded onto digital documents with secure storage and management capabilities of those digitally signed documents. These additional product offerings are currently in development. We expect our current products to remain our primary business focus. Wave currently holds eleven patents involving methods for securing digitally stored information and content.

Since our inception in February of 1988, we have devoted substantially all of our efforts and resources to research, feasibility studies, design, development and market testing of our products and technology. As our research and development activities matured, we have been able to devote increased resources to market development and the application of our technology to end-user products and services. To date, a viable market for our products and technology has yet to fully develop, although we began to introduce our first commercial products into the market during 2003. Wave Systems Corp. is a development stage company. We have not realized any significant revenues in any quarter since we began our operations in 1988. While Wave signed distribution contracts for its EMBASSY Trust Suite software with two major semiconductor manufacturers in 2003, we do not expect to realize material revenues until the latter part of 2004. Revenues have been nominal in relation to our expenditures due to the highly complex nature of the technology that we are developing and the early stage nature of the market for products that utilize this technology. As a result, we have experienced a slow pattern of corporate development. You should carefully consider the factors set forth under the caption “Risk Factors.”

Wave was incorporated in Delaware on August 12, 1988 and was known previously as Indata Corp. Wave changed its name to Cryptologics International, Inc., on December 4, 1989; and to Wave Systems Corp. in January 1993. The principal executive offices are located at 480 Pleasant Street, Lee, Massachusetts 01238, and the telephone number is (413) 243-1600.

RISK FACTORS

We have a history of net losses and expect net losses will continue. If we continue to operate at a loss, our business will not be financially viable.

We have experienced significant losses and negative cash flow from operations since our inception. We have not realized a net operating profit in any quarter since we began our operations, nor have we generated any significant operating revenue, as our products have not yet attained commercial acceptance. This is due primarily to the early stage nature of the digital security industry in which we operate. As of December 31, 2003, we had a deficit accumulated during the development stage of approximately $252.7 million and working capital of approximately $12.4 million. Given the lack of significant sales of our products and services, there is little basis for evaluating the financial viability of our business and our long-term prospects. You should consider our prospects in light of the risks, expenses and difficulties that companies in their early stage of development encounter, particularly companies in new and rapidly evolving markets, such as digital security and online commerce.

To achieve profitability we must, among other things:

•                  Convince personal computer manufacturers and distributors of movies, games, financial information and other digital data and electronic content over the Internet to modify their offerings to be used with our products and services;

•                  Convince consumers to choose to order, purchase and accept products using our products and services;

•                  Continue to maintain the necessary resources, especially talented software programmers;

•                  Develop relationships with personal computer manufacturers and computer systems integrators to facilitate and to maximize acceptance of our products and services; and

•                  Generate substantial revenue, sell some or all of our $6.3 million in marketable securities, complete one or more commercial or strategic transactions or raise additional capital to support our operations until we can generate sufficient revenues and cash flows.

If we do not succeed in these objectives, we will not generate revenues; hence, our business will not be sustainable.

We may not be able to fund our operations and continue as a going concern.

Since we began our operations, we have incurred net losses and experienced significant negative cash flow from operations. This is due to the early stage nature of market development for our products and services and the digital security industry as a whole. Wave expects to continue to incur substantial additional expenses associated with continued research and development and business development activities that will be necessary to commercialize our technology. This will likely result in significant losses for the foreseeable future. Considering our current cash balance and Wave’s projected operating cash requirements, we anticipate that our existing capital resources will be adequate to satisfy our cash flow requirements into the third quarter of 2004. In order to fund our business through the third quarter of 2004 and beyond, it will be necessary for us to generate substantial revenue, sell some or all of our marketable securities valued at $6.3 million as of December 31, 2003, complete one or more commercial or strategic transactions or raise additional capital. Wave is uncertain as to the availability of financing from other sources to fund any cash deficiencies. Even if we are successful in raising additional capital, uncertainty with respect to Wave’s viability will continue until we are successful in achieving our objectives. Furthermore, although we may be successful at achieving our business objectives, a positive cash flow from operations may not ultimately be realized unless we are able to sell our products and services at a profit. Given the early stage nature of the markets for our products and services, considerable uncertainty exists as to whether or not Wave’s business model is viable.

We may be unable to raise the $8.5 million of additional cash flow, which is necessary to continue as a going concern for the next twelve months.

Based upon our current expense forecast, we estimate that our current available capital is sufficient to fund Wave into July, 2004. In addition to our efforts to begin to generate revenue sufficient to fund our operations, sell some or all of our marketable securities valued at $6.3 million as of December 31, 2003, or complete one or more commercial or strategic transactions, Wave is evaluating additional financing options to generate additional capital in order to continue as a going concern, to capitalize on business opportunities and market conditions and to insure the continued development of our technology, products and services. Furthermore, in May of 2003, we significantly reduced our cash burn rate, and although we have since had to increase expenditures to meet specific market demand, we may have to further reduce our cash burn rate if we are unable to generate sufficient cash flow to fund our current and forecasted operations. If we are unable to generate sufficient cash flow from revenue and other sources, we will likely pursue additional capital through equity or debt financings. We do not know if additional financing will be available or that, if available, it will be available on favorable terms. If we issue additional shares of our stock, our stockholders’ ownership will be diluted, or the shares issued may have rights, preferences or privileges senior to those of our common stock. In addition, if we pursue debt financing we may be required to pay interest costs. If we are not successful generating sufficient cash flow or obtaining additional funding, we will be unable to continue our operations, develop or enhance our products, take advantage of future opportunities, respond to competitive pressures and continue as a going concern.

Our market is in the early stage of development so we are unable to accurately ascertain the size and growth potential for revenue in such a market.

The market for our products and services is still developing and is continually evolving. As a result, substantial uncertainty exists with respect to the size of the market for these products and the level of capital that will be required to meet the evolving technical requirements of the marketplace.

Wave’s business model relies on an assumed market of tens of millions of units shipping with built-in security hardware. Because this market remains in the early stage of development, there is significant uncertainty with respect to the validity of the future size of the market. If the market for computer systems that utilize our products and services does not grow to the extent necessary for us to realize our business plan, we may not be successful.

As this early stage market develops and evolves, significant capital will likely be required to fund the resources needed to meet the changing technological demands of the marketplace. There is uncertainty with respect to the level of capital that may be required to meet these changing technological demands. If the amount of capital resources needed exceeds our ability to obtain such capital, we may not be a viable enterprise.

Wave is not established in the industry so we may not be accepted as a supplier or service provider to the market.

Wave’s offering represents a highly complex architecture designed to solve many of the security issues currently present with e-commerce and with computer systems in general such as identity theft, fraudulent transactions, virus attacks, unauthorized access to restricted networks and other security problems that users of computer systems generally encounter. We are uncertain as to whether the marketplace will accept our solution to these security problems. We will not be successful if the market does not accept the value proposition that we perceive to be present in our products and services.

Although Wave has expended considerable resources in developing technology and products that utilize our technology and in business development activities in an attempt to drive the development of the hardware security market, we do not have a track record as a substantial supplier or service provider to consumers of computer systems. Therefore, uncertainty remains as to whether we will be accepted as a supplier to the marketplace.

Our products have not been accepted as industry standards, which may slow their sales growth.

We believe platforms adopting integrated hardware security into the PC will become the next significant standard in the overall PC marketplace. However, our technologies have not been accepted as industry standards. Standards for trusted computing are still evolving. To be successful, we must obtain acceptance of our technologies as industry standards, modify our products and services to meet whatever industry standards ultimately develop, or adapt our products to be complementary to whatever these standards become. If we fail to do any of these, we will not be successful in commercializing our technology; and therefore, we will not generate sales to fund our operations and develop into a self-sustaining, profitable business.

If we do not keep up with technological changes, our product development and business growth will suffer.

Because the market in which we operate is characterized by rapidly changing technology, changes in customer requirements, frequent new products, service introductions and enhancements, and emerging industry standards, our success will depend, among other things, upon our ability to improve our products, develop and introduce new products and services that keep pace with technological developments, remain compatible with changing computer system platforms, respond to evolving customer requirements and achieve market acceptance on a timely and cost effective basis. If we do not identify, develop, manufacture, market and support new products and deploy new services effectively and timely, our business will not grow, our financial results will suffer, and we may not have the ability to remain in business.

We encounter risks relating to security, system disruptions and computer infrastructure that could compromise our digital content.

Although we have implemented in our products various security mechanisms, our products and services may nevertheless be vulnerable to break-ins, piracy and similar disruptive problems caused by Internet users. Any of these disruptions would harm our business. Advances in computer capabilities, new discoveries in the field of security, or other developments may result in a compromise or breach of the technology we use to protect products and information in electronic form. Computer break-ins and other disruptions would jeopardize the security of information stored in and transmitted through the computer systems of users of our products, which may result in significant liability to us and may also deter potential customers.

A party who is able to circumvent our security measures could misappropriate proprietary electronic content or cause interruptions in our operations and those of our strategic partners. We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Our attempts to implement contracts that limit our liability to our customers, including liability arising from a failure of security features contained in our products and services, may not be enforceable. We currently do not have product liability insurance to protect against these risks.

Competition and competing technologies may render some or all of our products non-competitive or obsolete.

An increasing number of market entrants have introduced or are developing products and services that compete with Wave’s. Our competitors may be able to develop products and services that are more attractive to customers than our products and services. Many of our competitors and potential competitors have substantially greater financial, technical and marketing resources than we have. Also, many current and potential competitors have greater name recognition and larger customer bases that could be leveraged to enable them to gain market share or product acceptance to our detriment. Wave’s potential competitors include security solutions providers such as RSA Security, Inc., Symantec, Computer Associates, Verisign, Inc., Entrust, Inc., Ultimaco, Safenet and major systems integrators such as IBM, HP and EDS.

Other companies have developed or are developing technologies that are, or may become, the basis for competitive products in the field of security and electronic content distribution. Some of those technologies may have an approach or means of processing that is entirely different from ours. Existing or new competitors may develop products that are superior to ours or that otherwise achieve greater market acceptance than ours. Due to Wave’s early stage, and lower relative name recognition compared to many of our competitors and potential competitors, our competitive position in the marketplace is vulnerable.

We have a high dependence on relationships with strategic partners that must continue or our ability to successfully produce and market our products will be impaired.

Due in large part to Wave’s early stage and lower name recognition, we depend upon strategic partners such as large, well established personal computer and semiconductor manufacturers and computer systems’ integrators to adopt our products and services within the Trusted Computing marketplace. These companies may choose not to use our products and could develop or market products or technologies that compete directly with us. We cannot predict whether these third parties will commit the resources necessary to achieve broad-based commercial acceptance of our technology. Any delay in the use of our technology by these partners could impede or prohibit the commercial acceptance of our products. Although we have established some binding commitments from some of our strategic partners, there can be no assurance that we will be able to enter into additional definitive agreements or that the terms of such agreements will be satisfactory. It will be necessary for Wave to expand upon our current business relationships with our partners, or form new ones, in order to sell more products and services for Wave to become a viable, self-sufficient enterprise.

Product defects or development delays may limit our ability to sell our products.

We may experience delays in the development of our new products and services and the added features and functionality to our existing products and services that our customers and prospective customers are demanding. If we are unable to successfully develop products that contain the features and functionality being demanded by these customers and prospective customers in a timely manner, we may lose business to our competitors. In addition, despite testing by us and potential customers, it is possible that our products may nevertheless contain defects. Development delays or defects could have a material adverse effect on our business if such defects and delays result in our inability to meet the market’s demand.

If we lose our key personnel, or fail to attract and retain additional personnel, we will be unable to continue to develop our products and technology.

We believe that our future success depends upon the continued service of our key technical and management personnel and on our ability to attract and retain highly skilled technical, management, sales and marketing personnel. Our industry is characterized by a high level of employee mobility and aggressive recruiting of skilled personnel. There can be no assurance that our current employees will continue to work for us or that we will be able to hire any additional personnel necessary for our growth. Our future success also depends on our continuing ability to identify, hire, train and retain other highly qualified technical and managerial personnel. Competition for these employees can be intense. We may not be able to attract, assimilate or retain qualified technical and managerial personnel in the future, and the failure of us to do so would have a material adverse effect on our business.

We have a limited ability to protect our intellectual property rights and others could infringe on or misappropriate our proprietary rights.

Our success depends, in part, on our ability to enjoy or obtain protection for our products and technologies under United States and foreign patent laws, copyright laws and other intellectual property laws and to preserve our trade secrets. We cannot assure you that any patent owned or licensed by us will provide us with adequate protection or will not be challenged, invalidated, infringed or circumvented.

We rely on trade secrets and proprietary know-how, which we protect, in part, by confidentiality agreements with our employees and contract partners. However, our confidentiality agreements may be breached, and we may not have adequate remedies for these breaches. Our trade secrets may also otherwise become known or be independently discovered by competitors. We also rely on intellectual property laws to prevent the unauthorized duplication of our software and hardware products. While we have and will continue to protect our software and our patented technology, intellectual property laws may not adequately protect our technology. We have registered trademark and service mark registrations with the United States Patent and Trademark Office for the marks WaveMeter and WaveNet, EMBASSY, Second Shift (the Wave juggler logo), WaveDirect and Charity Wave. Wave intends to apply for additional name and logo marks in the United States and foreign jurisdictions, as appropriate, but we cannot assure you that federal registration of any of these trademarks will be granted.

Regulation of international transactions may limit our ability to sell our products in foreign markets.

Most of our software products and many components of the EMBASSY Trust System are controlled under various United States export control laws and regulations and may require export licenses for certain exports of the products and components outside of the United States and Canada. We have received export licenses from the U.S. Department of Commerce’s Bureau of Export Administration (the “BXA”) for the sale and export of our EMBASSY chip and related products and technology to any end-user in any country throughout the world with the exception of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria, subject to certain restrictions and in some cases, certain reporting requirements. With respect to our EMBASSY Trust Suite software applications, we have applied for and received export classifications that allow us to export our products, without a license and with no restrictions, to any country throughout the world with the exception of Cuba, Iran, Iraq, Libya, North Korea, Sudan and Syria.

We believe the export classifications that we have received for our software products allow us to sell our products internationally in an effective, competitively advantageous manner. Enhancements to existing products may, and new products, including the EMBASSY Trust Server applications will, be subject to reviews by the BXA to determine what export classification they will receive. Some of our partners demand that our products be allowed to be exported without restrictions and/or reporting requirements. Current export regulations have, in part, allowed us to receive the desired classification without undue cost or effort. However, the export regulations may be modified at any time. Currently, we are allowed to export the products for which we’ve received classification, in an unrestricted manner without a license. However, modifications to the export regulations could prevent us from exporting our existing and future products in an unrestricted manner without a license. Such modifications could also make it more difficult to receive the desired classification. If export regulations were to be modified in such a way, we may be put at a competitive disadvantage with respect to selling our products internationally.

In addition, import and export regulations of encryption/decryption technology vary from country to country. We may be subject to different statutory or regulatory controls in different foreign jurisdictions, and as such, our technology may not be permitted in these foreign jurisdictions. Violations of foreign regulations or regulation of international transactions could prevent us from being able to sell our products in international markets. Our success depends in large part to having access to international markets.

Our stock price is volatile.

The price of our Class A common stock has been and likely will continue to be subject to wide fluctuations in response to a number of events and factors, such as:

•                  quarterly variations in operating results;

•                  announcements of technological innovations, new products, acquisitions, capital commitments or strategic alliances by us or our competitors;

•                  the operating and stock price performance of other companies that investors may deem comparable to us; and

•                  news reports relating to trends in our markets.

In addition, the stock market in general, and the market prices for technology-related companies in particular, have experienced significant price and volume fluctuations. These broad market fluctuations may adversely affect the market price of our Class A common stock, regardless of our operating performance. Securities Class action litigation has often been instituted against companies that have experienced periods of volatility in the market price for their securities. If we were to become the target of this kind of litigation, the cost in dollars and management attention could be substantial, and the diversion of management’s attention and resources could have a material adverse affect on our business.

We may be subject to conflicts of interest that could adversely slow our corporate governance process.

Our Board of Directors does not include any representatives of our strategic partners. However, our Board of Directors has included in the past, and may include in the future, representatives of our strategic partners. It is possible that those corporations may be competing against us, or each other, directly or indirectly. A director who also represents another company may voluntarily abstain from voting on matters, where there could be conflicts of interest. Even if such a director does abstain, his presence on the Board could affect the process or the results of the Board’s deliberations. We have adopted no policies or procedures to reduce or avoid such conflicts. If such conflicts of interest arise, they may have a materially adverse effect on our business.

Governmental regulation may slow our growth and decrease our profitability.

There are currently few laws or regulations that apply directly to the Internet. Because our business is dependent in significant respect on the Internet, the adoption of new local, state, national or international laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce, which could, in turn, decrease the demand for our products and services and increase our costs or otherwise have a material adverse effect on our business.

Tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use and income taxes.

If we make any acquisitions, we will incur a variety of costs and may never realize the anticipated benefits.

If appropriate opportunities become available, we may attempt to acquire businesses, technologies, services or products that we believe are a strategic fit with our business. We currently have no commitments or agreements with respect to any material acquisitions. If we do undertake any transaction of this sort, the process of integrating an acquired business, technology, service or product may result in operating difficulties and expenditures and may absorb significant management attention that would otherwise be available for ongoing development of our business. Moreover, we may never realize the anticipated benefits of any acquisition. Future acquisitions could result in potentially dilutive issuances of equity securities, the incurrence of debt, contingent liabilities and/or amortization expenses related to certain intangible assets and increased operating expenses, which could adversely affect our results of operations and financial condition.

A formal investigation by the Securities and Exchange Commission could affect our operations.

The SEC has commenced a formal investigation into certain matters relating to Wave. The SEC investigative order relates to certain public statements made by Wave during and around August 2003, as well as certain trading in Wave’s securities during such time. The SEC has not concluded that there has been any wrongdoing and Wave is cooperating fully with the SEC on this matter. An adverse resolution of the investigation may have a negative effect on our financial condition and operating results.

Class action lawsuits could affect our operations.

Several (9 known) similar purported class action complaints have been filed between January 23, 2004 and February 23, 2004 in the United States District Court for the District of Massachusetts. Seven (7) of which name Wave, its Chief Executive Officer and its Chief Financial Officer and two (2) of which also name Wave’s Chairman, as defendants. The purported class action complaints have been filed by alleged purchasers of Wave’s Class A common stock during the purported class period July 31, 2003 through February 2, 2004. The complaints claim that Wave and the named individuals violated the federal securities laws by publicly disseminating materially false and misleading statements regarding Wave, relating to Intel and IBM agreements, resulting in the artificial inflation of Wave’s Class A common stock price during the purported class periods. The complaints do not specify the amount of alleged damages plaintiffs seek to recover.

Wave has learned of three (3) other complaints filed in the United States District Court for the District of Massachusetts. Wave believes that the complaints name all of its directors as defendants and allege claims for breach of fiduciary duties and other claims. The allegations are very similar to the allegations made in the purported securities class actions because the allegations concern the very same alleged statements alleged in the purported class actions. Wave is also named as a nominal defendant, although the actions are derivative in nature and purportedly asserted on behalf of Wave.

At this time, Wave is unable to predict the outcome of these actions.

We own or have rights to trademarks or tradenames that we use in conjunction with the offering of our products. EMBASSY®, WaveMeter®, WaveNet®, Great Stuff Network™, Second Shift® (the Wave juggler logo), WaveCommerce™, Wave Interactive Network™, WINPublish™, WINPurchase™, CablePC™, WaveDirect®, MyPublish™, CharityWave®, SmartSignature™, SmartSafe™, SignOnLine™ and N*Click™ are trademarks or registered trademarks used by us. All other trademarks and tradenames referred to in this prospectus are the property of their respective owners.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Various statements made in this prospectus under the captions “OUR COMPANY” and “RISK FACTORS,” and made elsewhere in this prospectus are forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. This prospectus includes, without limitation, forward-looking information about the following:

•                  the development of the markets and demand for our products and services;

•                  our product development plans, including the introduction of new products, and anticipated activities designed to pursue these plans, including collaborations and other corporate partnering arrangements;

•                  our ability to generate revenues from sales of products;

•                  the ability of our products to affect the market and become an industry standard;

•                  our ability to generate license and other fee revenue in the future;

•                  the amounts we invest in research and development activities in the future;

•                  future levels of operating expenses associated with our business;

•                  operating results of joint ventures and other corporate partnering arrangements;

•                  competition that we may face;

•                  the protection afforded to us by intellectual property law;

•                  our future revenues and results of operations;

•                  our future exposure to market risk; and

•                  our future capital needs and our ability to fund those needs.

When used in this prospectus, the words “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “future,” “could,” “should,” “would,” “expect,” “envision,” “potentially” and similar expressions are generally intended to identify forward-looking statements, but are not the exclusive expressions of forward-looking statements. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those risks discussed in this prospectus and the documents incorporated herein by reference.

In addition, our performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting our industry. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Furthermore, we undertake no obligation to publicly update any forward-looking statements. We claim the protections afforded by the Private Securities Litigation Reform Act of 1995, as amended, for our forward-looking statements.

USE OF PROCEEDS

Except as may be otherwise set forth in the prospectus supplement accompanying this prospectus, we will use the net proceeds we receive from sales of the securities offered hereby for general corporate purposes, including the development and support of our sales and marketing organization, support for our continuing research and development efforts and the funding of acquired related businesses and technologies.

DESCRIPTION OF CAPITAL STOCK

Following is a summary of the material terms of our capital stock, including our Class A common stock. The summary is not complete and should be read in conjunction with our Restated Certificate of Incorporation, filed as Exhibit 3.1 to our Registration Statement on Form S-1 (SEC File No. 33-75286).

Authorized and Outstanding Shares

Our authorized capital stock consists of 120,000,000 shares of Class A common stock, $.01 par value per share; 13,000,000 shares of Class B common stock, $.01 par value per share; and 2,000,000 shares of preferred stock, $.01 par value.

As of March 1, 2004, a total of 67,133,415 shares of our Class A common stock and 205,725 shares of our Class B common stock were issued and outstanding.

Common Stock

Wave’s Class A common stock and Class B common stock are equal in all respects except for voting rights, conversion rights and restrictions on transferability, as discussed more fully below.

Voting Rights

The voting powers, preferences and relative rights of the Class A common stock and the Class B common stock are identical in all respects, subject to the following provisions. Holders of Class A common stock have one vote per share on all matters submitted to a vote of the stockholders of Wave. Holders of Class B common stock have one vote per share on all matters submitted to a vote of the stockholders, except that holders of Class B common stock will have five votes per share on the following matters: (i) any election of directors where one or more directors has been nominated by any person or persons other than Wave’s Board of Directors or in the event of an “Election Contest” (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934, as amended) or other solicitation of proxies or consents by or on behalf of any person or persons other than Wave’s Board of Directors for the purpose of electing directors; and (ii) any vote on a merger, consolidation or reorganization of Wave or similar business combination or transaction, or any sale, lease, exchange or other disposition of all or substantially all of the assets of Wave to or with any other person, if the particular business combination or other transaction has not been recommended by Wave’s Board of Directors. In addition, holders of Class B common stock will have five votes per share on all matters submitted to a vote of the stockholders of Wave in the event that any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) acquires beneficial ownership of 20% or more of the outstanding voting securities of Wave (provided that this provision will not apply to any person who beneficially owns 3% or more of the outstanding voting securities at the time of the closing of this offering or any group including any such person). No class of outstanding common stock alone is entitled to elect any directors. There is no cumulative voting with respect to the election of directors.

Under Wave’s Restated Certificate of Incorporation and the Delaware General Corporation Law, the holders of Class A common stock and Class B common stock are entitled to vote as separate classes with respect to any amendment to Wave’s Restated Certificate of Incorporation that would increase or decrease the aggregate number of authorized shares of any class, increase or decrease the par value of the shares of any class, or modify or change the powers, preferences or special rights of the shares of any class so as to affect such class adversely.

Dividends

Holders of the Class A common stock and Class B common stock are entitled to receive ratably such dividends, if any, as are declared by Wave’s Board of Directors out of funds legally available for that purpose, provided, that dividends paid in shares of Class A common stock or Class B common stock shall be paid only as follows: shares of Class A common stock shall be paid only to holders of Class A common stock and shares of Class B common stock shall be paid only to holders of Class B common stock. Wave’s Restated Certificate of Incorporation provides that if there is any dividend, subdivision, combination or reclassification of either class of common stock, a proportionate dividend, subdivision, combination or reclassification of the other class of common stock shall simultaneously be made.

Conversion

The Class A common stock has no conversion rights. At the option of the holder, each share of Class B common stock is convertible at any time, and from time to time, into one share of Class A common stock.

Other Rights

Stockholders of both classes of common stock of Wave have no preemptive or other rights to subscribe for additional shares. In the event of the liquidation, dissolution or winding up of Wave, holders of Class A common stock and Class B common stock are entitled to share ratably in all assets available for distribution to holders of common stock after payment in full of creditors. No shares of any class of common stock are subject to a redemption or a sinking fund. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

DESCRIPTION OF WARRANTS

We have warrants to purchase 1,318,058 shares of our Class A common stock outstanding. We may in the future issue warrants for the purchase of our Class A common stock. Warrants may be issued independently, together with any other securities offered by any prospectus supplement or through a dividend or other distribution to our stockholders and may be attached to or separate from the related securities. Warrants may be issued under a warrant agreement to be entered into between us and a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered under this prospectus. The applicable warrant agreement and form of warrant certificate will be filed as exhibits to or incorporated by reference in the registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following: (a) the title of the warrants; (b) the aggregate number of the warrants; (c) the price or prices at which the warrants will be issued; (d) the designation, number and terms of the shares of our Class A common stock purchasable upon exercise of the warrants; (e) the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each security; (f) the date, if any, on and after which the warrants and the related Class A common stock, if any, will be separately transferable; (g) the price at which each share of Class A common stock purchasable upon exercise of the warrants may be purchased; (h) the date on which the right to exercise the warrants will commence and the date on which that right will expire; (i) the minimum or maximum amount of the warrants which may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) a discussion of federal income tax considerations; and (l) any other terms of the warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of the warrants.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus and any accompanying prospectus supplements to or through one or more underwriters or dealers or we may sell the securities to investors directly or through agents. Each prospectus supplement will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and the net proceeds we will receive from such sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We may sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement. In connection with the sale of any of these securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for which they may act as agents. The maximum compensation or discount to be received by any member of the National Association of Securities Dealers or any independent broker-dealer will not be greater than 8% for the sale of any securities registered pursuant Rule 415 under the Securities Act of 1933.

Shares may also be sold in one or more of the following transactions: (a) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of the shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Nasdaq National Market or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers; (e) sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise, for shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. Broker-dealers may also receive compensation from purchasers of the shares, which is not expected to exceed that which is customary in the types of transactions involved.

Any underwriting compensation paid by us to underwriters or agents in connection with the offering of these securities, and any discounts or concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933. Unless otherwise set forth in the accompanying prospectus supplement, the obligations of any underwriters to purchase any of these securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the series of securities, if any are purchased.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us and our affiliates in the ordinary course of business.

In connection with offering securities pursuant to this prospectus, certain underwriters, and selling group members and their respective affiliates, may engage in transactions that stabilize, maintain or otherwise affect the market price of the applicable securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price.

The underwriters in an offering of securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of these securities or by exercising any over-

allotment option granted to them by us. In addition, the managing underwriter may impose “penalty bids” under contractual arrangements with other underwriters, which means that they can reclaim from an underwriter (or any selling group member participating in the offering) for the account of the other underwriters, the selling concession for the securities that are distributed in the offering but subsequently purchased for the account of the underwriters in the open market. Any of the transactions described in this paragraph or comparable transactions that are described in any accompanying prospectus supplement may result in the maintenance of the price of the securities at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph or in an accompanying prospectus supplement are required to be taken by any underwriters and, if they are undertaken, may be discontinued at any time.

The Class A Common stock is listed on the Nasdaq National Market under the symbol “WAVX”. Any underwriters or agents to or through which securities are sold by us may make a market in the securities, but these underwriters or agents will not be obligated to do so and any of them may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or trading market for any securities sold by us.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Wave by Bingham McCutchen LLP, New York, New York.

EXPERTS

The consolidated financial statements of Wave Systems Corp. and Subsidiaries (a development stage corporation) as of December 31, 2003 and 2002, and for each of the years in the three-year period ended December 31, 2003 and for the period from February 12, 1988 (inception) through December 31, 2003 have been incorporated herein by reference and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2003 consolidated financial statements contains an explanatory paragraph that states that Wave’s recurring losses from operations and accumulated deficit raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of the uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic filing requirements of the Securities Exchange Act of 1934. Further to our obligations under the Exchange Act, we file reports, proxy and information statements and other information with the Securities and Exchange Commission. These reports, proxy and information statements and other information may be inspected and copied at the public reference facilities of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials also can be obtained from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed fees. The Securities and Exchange Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission (including Wave). The address of this site is http://www.sec.gov.

We have filed a registration statement on Form S-3 with the Securities and Exchange Commission to register under the Securities Act of 1933 the securities that this prospectus offers. In accordance with the rules and regulations of the Securities and Exchange Commission, portions of the registration statement have been omitted from this prospectus. Therefore, this prospectus contains only some of the information in the registration statement. If you would like more information about Wave and the securities this prospectus offers, please refer to the registration statement, which is on file at the offices of the Commission. You may obtain copies of these documents upon payment of the fee, or you may examine them without charge at the offices or via the website. When we discuss other documents in this prospectus, we may not provide all of the information about or contained in those other documents. You should not rely upon this prospectus to provide a complete discussion of the contents of other documents. You should refer to those other documents yourself. Whenever we discuss the contents of other documents, we qualify our statements in all respects by reference to the applicable documents on file with the Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under

Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 until all of the shares of common stock that are part of this offering have been sold. The documents we have incorporated by reference are:

our Annual Report on Form 10-K for the year ended December 31, 2003; and

the description of our common stock contained in our Registration Statement on Form 8-A.

You may request a copy of these filings at no cost by writing or telephoning Wave Systems Corp., 480 Pleasant Street, Lee, Massachusetts 01238, (413) 243-1600.